UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 2, 2025
Date of Report: (Date of earliest event reported)

Cyanotech Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-14602 (Commission File Number)	91-1206026 (IRS Employer Identification Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740
(Address of principal executive offices)

(808) 326-1353
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: none

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 2, 2025, Cyanotech Corporation (the “Company”) entered into a Fourth Amendment (the “Amendment”) to the Amended and Restated Promissory Note with Skywords Family Foundation, Inc. (“Skywords”), dated as of April 12, 2021 and amended on December 14, 2022, August 13, 2023, and August 9, 2024 (the “Note”). The Amendment amends Section 4 to the Note to allow the Company to elect, in its sole discretion, to pay the interest accrued during the fiscal year ended March 31, 2026 in the form of its common stock at a per share value of $1.00 per share. All other terms of the Note remain the same. Skywords is controlled by Michael Davis, the Company’s Chairman of the Board of Directors and largest stockholder.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 16, 2025, the Board of Directors (the “Board”) of the Company has renewed the Executive Employment Agreement, dated as of May 7, 2025 (the “Employment Agreement”) with Matthew K. Custer as President and Chief Executive Officer of the Company. The Employment Agreement supersedes any prior employment agreements with the Company.

The term of the Employment Agreement will begin on June 16, 2025 and end on June 16, 2029, followed by successive one-year periods thereafter unless terminated by either party upon 45 days advance written notice. The Employment Agreement provides that Mr. Custer will receive an annual base salary of $225,000 (to be increased to $250,000 when the Company has two consecutive audited break-even quarters), with $200,000 payable in cash and the remaining $25,000 to be delivered in the form of restricted stock units that will vest in equal installments over three years, provided that, in the event of his termination of employment for any reason other than for cause, the award will vest in full upon his termination. Mr. Custer is also eligible to receive a $25,000 signing bonus at the Company’s discretion when it is in a stronger cash position. Under the terms of the Employment Agreement, Mr. Custer will receive a one-time grant of stock options to acquire 150,000 shares of the Company’s common stock (the “Options”) under the Company’s 2016 Equity Incentive Plan on June 16, 2025, subject to the terms of the Plan and a Stock Option Grant Notice and Option Agreement. The exercise price per share of the Options will be the closing market price on the date of the grant. The Options are scheduled to vest in equal installments over three years. Mr. Custer will continue to be eligible to participate in all other employee benefit plans and compensation programs that the Company maintains for salaried employees and executive officers.

If Mr. Custer’s employment is terminated by the Company without cause or Mr. Custer resigns for good reason, subject to Mr. Custer’s execution and non-revocation of a general release of claims against the Company, he will be entitled to receive severance equal to his base salary for 12 months or for the remainder of the term of the Employment Agreement, whichever is less, paid in installments, any accrued but unpaid amount due under the Employment Agreement and continuation of benefits for the applicable severance benefit period. The Employment Agreement includes a six-month post termination non-compete covenant and a five-year post-termination non-disparagement covenant.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Name and/or Identification of Exhibit
10.1	Fourth Amendment to Amended and Restated Promissory Note, dated May 2, 2025, by and between Skywords Family Foundation, Inc. and Cyanotech Corporation
10.2	Executive Employment Agreement, dated as of May 7, 2025, by and between Matthew K. Custer and Cyanotech Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION

Dated: May 8, 2025	/s/ Jennifer C. Rogerson
	By:	Jennifer C. Rogerson
Chief Financial Officer, Vice President – Finance & Administration, and Treasurer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Name and/or Identification of Exhibit
10.1	Fourth Amendment to Amended and Restated Promissory Note, dated May 2, 2025, by and between Skywords Family Foundation, Inc. and Cyanotech Corporation
10.2	Executive Employment Agreement, dated as of May 7, 2025, by and between Matthew K. Custer and Cyanotech Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)